REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Shareholders and Board of Trustees
Northern Lights Fund Trust
450 Wireless Boulevard
Hauppauge, NY  11788


In planning and performing our audit of the financial
statements of the SouthernSun Small Cap Fund (the Fund),
as of and for the year ended September 30, 2009, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Funds internal control over financial reporting,
including controls over safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion
on the effectiveness of the Funds internal control over
financial reporting.   Accordingly, we express no such
opinion.

The management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting.   In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.   A
companys internal control over financial reporting is
a process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted accounting
principles.   A companys internal control over financial
reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.




Shareholders and Board of Trustees
Northern Lights Fund Trust
Page Two






Our consideration of the Funds internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under standards
established by the Public Company Accounting Oversight
Board (United States).   However, we noted no deficiencies
in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of September 30, 2009.

This report is intended solely for the information and use of management, the Board of Trustees of the Northern
Lights Fund Trust and the Securities and Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 25, 2009